SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "**Agreement**"), is made as of the 28 of June, 2018 by and among **NewStem Ltd.**, a private company organized under the laws of the State of Israel, Israeli Company Number 51-5482024 (the "**Company**"), **Prof. Nissim Benvenisty**, Israeli identity number 055488191 (the "**Prof. Benvenisty"**), Yissum Research Development Company of the Hebrew University of Jerusalem Ltd., Israeli Company Number 51-0424534 ("**Yissum**" and together with Prof. Benvenisty the "**Founders**") and **Hollywood Media Corp.**, a company existing under the laws of Florida (the "**Investor**").

W I T N E S S E T H :

WHEREAS, the Board of Directors of the Company (the "**Board**") has determined that it is in the best interests of the Company to raise capital by means of the issuance of up to 50,000 Company Ordinary Shares (the "**Ordinary Shares**") as set forth below in consideration for an aggregate amount of up to US$ 4,000,000 (the "**Purchase Price**"); and

WHEREAS, the Investor desires to invest in the Company pursuant to the terms and conditions more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. **Issue and Sale of Purchase Shares**.

1.1 **Issue and Purchase of Purchased Shares**.

1.1.1. Subject to the terms and conditions hereof, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company up to 50,000 Ordinary Shares, representing 33% of the Company's issued and outstanding shares on a fully diluted basis as of the date hereof against payment of the Purchase Price.

1.1.2. **The First Closing**. At the First Closing (as defined below) the Investor shall pay an amount of US$ 2,000,000 (the "**First Payment**") and the Company shall issue and sell to the Investor 25,000 Ordinary Shares (the "**First Closing Shares**"). The issue and sale of the First Closing Shares, payment of the First Payment by the Investor and the registration of the First Closing Shares in the name of the Investor in the share register of the Company shall take place at the initial closing of the Investment (the "**First Closing**") to be held remotely via the exchange of documents and signatures or at the offices of Fischer Behar Chen Well Orion & Co., on such date as the Company and the Investor shall mutually agree to be held no later than July 3, 2018 (the "**First Closing Date**").

1.1.3. **First Tranche Milestone Closing**. Subject to achievement of the First Tranche Milestone as defined in **Annex A** hereto in accordance with the terms of Section 2.4, or as otherwise provided pursuant to Section 2.4.2, at the First Tranche Milestone Closing (as defined below), the Investor shall pay an additional amount of US$ 1,000,000 subject to the terms contained herein (the "**First Tranche Milestone Amount**") and the Company shall issue and sell to the Investor 12,500 Ordinary Shares (the "**First Milestone Shares**").

1.1.4. **Second Tranche Milestone Closing**. Subject to achievement of the Second Tranche Milestone as set defined in **Annex A** hereto in accordance with the terms of Section 2.4, or as otherwise provided pursuant to Section 2.4.2, (each of the First Tranche Milestone and the Second Tranche Milestone, a "**Milestone**" and together, the "**Milestones**") in accordance with the terms of Section 2.4, at the Second Tranche Milestone Closing (as defined below), the Investor shall pay an additional amount of US$ 1,000,000 subject to the terms contained herein (the "**Second Tranche Milestone Amount**") and the Company shall

issue and sell to the Investor 12,500 Ordinary Shares (the "**Second Milestone Shares**" and together with the First Closing Shares and the First Milestone Shares the "**Purchased Shares**").

2. **Closing**.

2.1.1. **Transactions at the First Closing**. At the First Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.1.2. The Company shall deliver to the Investor the following documents:

(a) Shareholder Approval. True and correct copies of resolutions of the Company's shareholders in the form attached hereto as **Schedule 2.1.2(a)A**, by which, among others, (i) the articles of association of the Company (the "**Current Articles**") are replaced with the Amended and Restated Articles of Association attached hereto as **Schedule 2.1.2(a)B** (the "**Amended Articles**"); (ii) the execution, delivery and performance by the Company of the Shareholders Agreement in the form attached hereto as **Schedule 2.1.2(c)** (the "**Shareholders Agreement**", and together with the Amended Articles and this Agreement, the "**Transaction Documents**") is approved; and (iii) the execution, delivery and performance by the Company of this Agreement, and the transactions, agreements and instruments contemplated thereunder is approved (the "**Shareholders Resolution**");

(b) Board Approval. True and correct copies of resolutions of the Board, in the form attached hereto as **Schedule 2.1.2(b)**, including, among others, the following resolutions: (i) the issuance and allotment of the Purchased Shares to the Investor against payment of the Purchase Price; and (ii) the approval of the execution, delivery and performance by the Company of the Transaction Documents (the "**Board Resolution**");

(c) Share Certificate. A validly executed share certificate covering the First Closing Shares, issued in the name of the Investor, in the form attached hereto as **Schedule 2.1.2(c)** (the "**Share Certificate**");

(d) Indemnity Letter. A signed indemnity letter with the directors, including the director appointed by the Investor, in the form attached hereto as **Schedule 2.1.2(d)** (the "**Indemnity Letter**");

(e) Waiver. A signed notice by each of the Founders waiving any anti-dilution rights, preemptive rights, rights of first refusal or the like, and any other right to receive shares or other securities of the Company (to the extent such rights exist), in connection with the transactions contemplated hereunder, in the form attached hereto as **Schedule 2.1.2(e)** (the "**Waiver**");

(f) Share Register. A copy of the Company's share register by which the issuance of the First Closing Shares to the Investor was registered, in the form attached hereto as **Schedule 2.1.2(f)** (the "**Share Register**");

(g) Registrar Notices. A copy of the duly completed notices to the Israeli Registrar of Companies, to be filed by the Company immediately following the First Closing in the form attached hereto as **Schedule 2.1.2(g)** (the "**Registrar Notices**");

(h) Compliance Certificate. A certificate, duly executed by the Chief Executive Officer of the Company, dated as of the First Closing, in the form attached hereto as **Schedule 2.1.2(h)** (the "**Compliance Certificate**");

(i) Consultant Agreement. A signed copy of the consulting agreement by and between the Company and the Founders for the provision of services by Prof.

Benvenisty in the form attached hereto as **Schedule 2.1.2(i)** (the "**Consultant Agreement**");

(j) Services Agreement. A signed copy of the agreement for rendering of research services by and between Yissum and the Company for the provision of research facilities to the Company in the form attached hereto as **Schedule 2.1.2(j)** (the "**Services Agreement**"); and

(k) Second Amendment to License Agreement. A signed copy of the Second Amendment to the License Agreement dated as of June 1, 2017, as first amended as of October 1, 2017, by and between the Company and Yissum in the form attached hereto as **Schedule 2.1.2(k)** (the "**Second Amendment**").

2.1.3. The Investor shall cause the transfer to the Company of the First Payment in exchange for the First Closing Shares, in immediately available funds by wire transfer to the Company's Account or such other form of payment as is mutually agreed by the Company and the Investor.

2.1.4. The Company the Founders and the Investor shall execute and deliver the Shareholders Agreement.

2.2 **The First Tranche Milestone Closing**.

2.2.1. Subject to and conditioned upon the Company's successful achievement of the First Tranche Milestone within 12 months of the First Closing in accordance with the terms of Section 2.4, or as otherwise provided under the terms set forth in Section 2.4.2, the closing of the transactions contemplated in Section 1.1.2 above will take place at a closing (the "**First Tranche Milestone Closing**") to be held remotely via the exchange of documents and signatures or at the offices of Fischer Behar Chen Well Orion & Co., on such date as the Company and the Investor shall mutually agree upon (but not later than thirty (30) days after the Investor's agreement with the Milestone Confirmation Notice, the Deemed Acceptance Date or the date of the Decision, all as set forth below), and subject to the completion (or waiver) of the transactions set forth in Section 2.2.2 below and satisfaction (or waiver) of the conditions set forth in Section 5.3 below. At the First Tranche Milestone Closing, the Investor shall cause the transfer to the Company of the First Tranche Milestone Amount, by wire transfer, banker's check, or such other form of payment as is mutually agreed by the Company and the Investor, and the Company shall issue and allot to the Investor the First Milestone Shares.

2.2.2. **Transactions at First Tranche Milestone Closing.** At the First Tranche Milestone Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Company shall deliver to the Investor a certificate, duly executed by the Chief Scientific Officer of the Company in the form attached hereto as **Schedule 2.2.2(a)** certifying to the Investor that the License Agreements (as defined below) have not been terminated as of the date of the certification, nor is Yissum entitled to terminate such License Agreements as of the date of the certification (the "**Company Certificate**"). The "**License Agreements**" shall mean: (i) the license agreement dated as of June 1, 2017, as amended, by and between the Company and Yissum; and (ii) the license agreement dated as of December 6, 2017 by and between the Company, Yissum and the New York Stem Cell Fund. The Company Certificate provided in connection with the First Tranche Milestone Closing shall be deemed to be an integral part of this Agreement in connection with the First Tranche Milestone Closing.

(b) The Company shall deliver to the Investor a duly completed notice to the Israeli Registrar of Companies, to be filed by the Company immediately following the First Tranche Milestone Closing, recording the issuance of the First Tranche Milestone Shares to the Investor;

(c) The Company shall deliver to the Investor a duly executed share certificate representing the First Milestone Shares issued to the Investor;

(d) The Company shall deliver an updated Share Register to the Investor duly recording the issuance of the First Tranche Milestone Shares to the Investor at the First Tranche Milestone Closing.

(e) The Investor shall cause the transfer to the Company the First Tranche Milestone Amount, by wire transfer, banker's check, or such other form of payment as is mutually agreed by the Company and the Investor and the Company shall issue and allot to the Investor the First Milestone Shares.

2.3 **The Second Tranche Milestone Closing**.

2.3.1. Subject to and conditioned upon the Company's successful achievement of the Second Tranche Milestone within 18 months of the First Closing in accordance with the terms of Section 2.4, or as otherwise provided under the terms set forth in Section 2.4.2, the closing of each of the transactions contemplated in Section 1.1.4 above will take place at a closing (the "**Second Tranche Milestone Closing**" and each of the First Tranche Milestone Closing and the Second Tranche Milestone Closings a "**Milestone Closing**") to be held remotely via the exchange of documents and signatures or at the offices of Fischer Behar Chen Well Orion & Co., on such date as the Company and the Investor shall mutually agree upon (but not later than thirty (30) days after the Investor's agreement with the Milestone Confirmation Notice, the Deemed Acceptance Date or the date of the Decision, all as set forth below), and subject to the completion (or waiver) of the transactions set forth in Section 2.3.1 below and satisfaction (or waiver) of the conditions set forth in Section 5.3 below. At the Second Tranche Milestone Closing, the Investor shall cause the transfer to the Company of the Second Tranche Milestone Amount, by wire transfer, banker's check, or such other form of payment as is mutually agreed by the Company and the Investor, and the Company shall issue and allot to the Investor the Second Milestone Shares.

2.3.1. **Transactions at Second Tranche Milestone Closing**. At the Second Tranche Milestone Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Company shall deliver to the Investor a Company Certificate dated as of the Second Tranche Milestone Closing. The Company's Certificate provided in connection with the Second Tranche Milestone Closing shall be deemed to be an integral part of this Agreement in connection with the Second Tranche Milestone Closing;

(b) The Company shall deliver to the Investor a duly completed notice to the Israeli Registrar of Companies, to be filed by the Company immediately following the Second Tranche Milestone Closing, recording the issuance of the Second Tranche Milestone Shares to the Investor

(c) The Company shall deliver to the Investor a duly executed share certificate representing the Second Milestone Shares issued to the Investor;

(d) The Company shall deliver an updated Share Register to the Investor duly recording the issuance of the Second Tranche Milestone Shares to the Investor at the Second Tranche Milestone Closing.

(e) The Investor shall cause the transfer to the Company of the Second Tranche Purchase Amount in immediately available funds by wire transfer to the Company's Account or such other form of payment as is mutually agreed by the Company and the Investor and the Company shall issue and allot to the Investor the Second Milestone Shares.

2.4 **Determination of Achievement of Milestones**.

2.4.1. Upon successful fulfillment of the relevant Milestone, the Company shall deliver a written notice signed by the Company's Chief Scientific Officer accompanied by a reasonably detailed report with respect to the achievement of a Milestone, to the Investor, notifying it of completion of the Milestone (the "**Milestone Confirmation Notice**"). The Company shall allow the Investor access to all materials reasonably necessary to make an informed evaluation as to the completion of a Milestone. The Investor shall have thirty (30) days from the date of receipt of the Milestone Confirmation Notice to notify the Company in writing that it is disputing the Milestone Confirmation Notice (the "**Milestone Dispute Notice**"). In the event that the Investor does not issue a Milestone Dispute Notice, the Milestone Closing shall take place within thirty (30) days from the final date of upon which the Investor was entitled to issue the Milestone Dispute Notice (the "**Deemed Acceptance Date**").

2.4.2. Milestone Dispute. In the event that the Investor issues a Milestone Dispute Notice such notice should include reasonable details as to why the Investor is disputing the achievement of the Milestone. In such an event, the parties shall refer the matter, to be determined, within no later than seven (7) days, by an expert the identity of which shall be agreed by the parties within sixty (60) days from the Closing Date (the "**Decision Maker**"). In the event that the Parties fail to determine the identity of the Decision Maker, or if the Decision Maker is unwilling or unable to fulfil its role in accordance with the terms of this Section 2.4.2, the parties shall appoint a replacement decision maker within no later than thirty (30) days by mutual agreement and the terms of this Section 2.4.2 shall apply, *mutatis mutandis*. The Company will cooperate with any request of the Decision Maker to provide any information required to assist with determining the completion of the Milestone. The Decision Maker shall be required to deliver a determination in writing to the parties within 30 days of the date of referral of the milestone dispute (the "**Decision**") and the Decision shall be final and binding upon the Company and the Investor and shall not be subject to any appeal or review. In the event that the Decision Maker determines that the Company met the Milestone, the Milestone Closing shall take place within thirty (30) days from the date of the Decision.

2.5 **Failure to Achieve Milestone.**

2.5.1. In the event that the Company fails to achieve the applicable Milestone in accordance with the provisions of Sections 2.2.1 and/or 2.3.1 above, the Investor shall not be obliged to make the corresponding Milestone payment; and the Investor shall have the right to invest the First Tranche Milestone Amount and/or the Second Tranche Milestone Amount, as applicable, on the terms set forth above, in its sole discretion, until the earlier of: (i) the closing of a new equity investment of at least US$ 4,000,000 in the Company to be provided by one or more new investors approved by the Company's board of directors; or (ii) within 48 months of the final date to achieve the relevant Milestone.

3. **Representations and Warranties of the Company.** The Company hereby

represents and warrants to the Investor as follows as of the date hereof and as of the First Closing Date (for the purpose hereof the term "**knowledge**" shall mean the actual knowledge of the Company's directors):

3.1 **Organization and Standing**. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as currently proposed to be conducted. The Company has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions and perform its obligations contemplated hereby and thereby. Neither the nature of the Company’s business as now conducted nor its ownership or leasing of property require that the Company be qualified to do business in any jurisdiction other than the State of Israel, except where the failure to have such qualification would not reasonably be expected to have an adverse effect on the assets, properties, conditions (financial or otherwise), operating results, prospects or business of the Company. The Company has not taken any action or failed to take any action, which action or failure would preclude or prevent the Company from conducting its business after the First Closing in the manner heretofore conducted or as proposed to be conducted. The Company has all governmental franchises, permit, licenses and any similar authority necessary or required under any applicable law, regulation, rule or ordinance, for the conduct of its business as conducted and as proposed to be conducted.

3.2 **Share Capital**.

3.2.1. **Authorized and Issued Share Capital**. The authorized share capital of the Company as of immediately prior to the First Closing shall be NIS 10,000 divided into 1,000,000 Ordinary Shares with NIS 0.01 par value, of which 100,000 Ordinary Shares are issued and outstanding immediately prior to the First Closing.

3.2.2. **Share Capital**. **Schedule 3.2.2** of the Disclosure Schedule accurately and completely reflects the Company's fully diluted share capital, setting forth the number and class held by each of the Company's shareholders and holders of options (if any) to purchase shares of the Company, immediately prior to, and immediately following, the First Closing.

3.2.3. Except as set forth in **Schedule 3.2.3** to the Disclosure Schedule, there are no other preemptive rights, rights of first refusal, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share capital of the Company and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights by the Company to acquire, any share capital of the Company or under which the Company is, or may become, obligated to issue any of its securities and there are no binding commitments, promises, understandings or undertakings with respect to grants of any options. All issued and outstanding share capital of the Company has been duly authorized, validly issued and outstanding, fully paid and nonassessable. The Purchased Shares, when issued and allotted and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable, and their issuance shall be free of any preemptive rights, will have the rights, preferences, privileges, and restrictions set forth in the Amended Articles, will be free and clear of any liens, claims, encumbrances or third party rights of any kind (except as specified in the Transaction Documents) and duly registered in the name of the Investor in the Company’s share register and will be issued and allotted in compliance with all applicable securities laws. The Company is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities or any of its securities which may hereafter be issued. Since its incorporation, there has been no declaration or payment by the Company of dividends, or any distribution by the Company of any assets of any kind to any of its shareholders in redemption of or as the purchase price for

any of the Company's securities.

3.3 **Ownership**. The shareholders identified in **Schedule 3.2.2** of the Disclosure Schedule (other than the Investor) are the registered and lawful owners of record, of all of the issued and outstanding shares of the Company and of all rights thereto whether subject to any liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind None of the said shareholders owns any other share, option or other rights to subscribe for, purchase or acquire any share capital of the Company. Other than as set forth in Schedule 3.2.3, no person owns any other share, option or other rights to subscribe for, purchase or acquire any share capital of the Company.

3.4 **Subsidiaries**. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or business entity, and is not a participant in, nor does it hold any equity interest in any partnership, joint venture or other business association or organization.

3.5 **Directors, Officers**. The officers and directors of the Company are set forth on **Schedule 3.5** of the Disclosure Schedule. Other than as set forth in **Schedule 3.5**, the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals as an officer or director of the Company, and there is no voting agreement or other arrangement among the Company's shareholders or to which the Company is a party in this respect (except as specified in the Transaction Documents).

3.6 **No Financial Statements; No Guarantees Provided**.

3.6.1. The Company was established on June 13, 2016, and has no financial statements yet. Except as provided in **Schedule 3.6** to the Disclosure Schedule, the Company does not have any material liability or obligation, absolute or contingent (individually or in the aggregate), greater than US$10,000 per obligation and US$25,000 in aggregate.

3.6.2. The Company is not a guarantor of any debt or obligation of another, nor has the Company given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any person, and no person has given any guarantee of, or security for, any obligation of the Company. Since its inception, the Company has been operated only in the usual and ordinary course of business.

3.7 **Authorization; Approvals**. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all of the Company's obligations under the Transaction Documents and for the authorization, issuance, and sale of the Purchased Shares being sold under this Agreement has been (or will be) taken prior to the First Closing. The Transaction Documents, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required prior to the First Closing that has not been, or will not have been, obtained by the Company prior to the First Closing in connection with the valid execution, delivery and performance of the Transaction Documents or the offer, sale, or issuance of the Purchased Shares, other than filings with the Israeli Registrar of Companies to be effected following the First Closing.

3.8 **Compliance with Other Instruments**. The Company is not and has not been, in default, (a) under the Current Articles, or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its property is bound or affected, or (b) with respect

to any applicable law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the Company's knowledge, no third party is in default under any agreement, contract or other instrument, document or agreement to which the Company is a party or by which it or any of its property is bound or affected. The Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

3.9 **No Breach**. Neither the execution and delivery of the Transaction Documents nor compliance by the Company with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of, as of the First Closing Date, any of the terms, conditions and provisions of: (i) the Current Articles in effect prior to the adoption of the Amended Articles, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any material agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, (iv) applicable law or regulation; or (v) any internal rules, policies or procedures of any relevant academic or research institutional or technology transfer office. Such execution, delivery and compliance will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the assets of the Company or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

3.10 **Records**. The corporate records of the Company have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all respects.

3.11 **Title to Property and Assets**. Except as set forth in **Schedule 3.11**, the Company has no properties or other physical assets.

3.12 **Intellectual Property and Other Intangible Assets**.

3.12.1. Intellectual Property. **Schedule 3.12.1** of the Disclosure Schedule contains a true and complete list of the following: (a) with respect to Company-Owned Intellectual Property (as defined below) which is registered and all pending applications for such registration as of the date hereof: (i) for each patent and patent application, the patent number or application serial number for each jurisdiction in which the patent or application has been filed or from which the registration was issued, such jurisdiction, the date of filing or issuance, the names of all inventors, applicants, registrants and assignees, and the present status thereof; (ii) for each registered trademark or application therefor, trade name or service mark, the application serial number or registration number, for each country, province or state in which the mark or application has been filed or from which the registration issued, such country, province or state, the date of filing or issuance, the names of all applicants, registrants and assignees, the class of goods covered, and the present status thereof; (iii) for any URL or domain name, the registration date, any renewal date and name of registry; (iv) for each registered copyright or the application therefor, the copyright registrations and pending copyright applications, in each jurisdiction, and (v) for each registered mask work, the date of first commercial exploitation, the registration number and date of registration, for each by country, province and state, and (b) with respect to any unregistered Intellectual Property owned or licensed by the Company, a list of categories of core unregistered Intellectual Property. With respect to Company-Owned Intellectual Property, the Company has the sole and exclusive rights to enforce, license (subject to the right to sublicense) and assign such owned and licensed Intellectual Property, and such owned and licensed Intellectual Property is free and clear of any ownership rights of any third party (except for Yissum), including any liens. "**Intellectual**

Property" means the following items of tangible and intangible property: (a) patents, whether in the form of utility patents or design patents and all pending applications for such patents; (b) trademarks, whether or not registered, and all pending applications for registration of the same; (c) copyrights, whether or not registered, and all pending applications for registration of the same; (d) inventions, research records, trade secrets, confidential and/or proprietary information, moral rights, know how, works of authorship, product designs, engineering specifications and drawings, technical data and information, formulae, domain names, customer lists, supplier lists and market analysis; and (e) computer programs, whether in object or source code form. "**Company-Owned Intellectual Property**" means all Intellectual Property that is owned by or exclusively licensed to the Company.

3.12.2. Registered Intellectual Property. (i) Each material item of the Company-Owned Intellectual Property which is registered or filed is valid, in full force and subsisting and has not expired or been cancelled or abandoned, and (ii) all necessary registration, maintenance, renewal fees, annuity fees and taxes due as of the date hereof in connection with each item have been paid and all necessary documents and certificates required by the relevant authorities in connection with such item have been filed with the relevant patent, trademark or other authorities, in accordance with applicable legal requirements for the purposes of perfecting, prosecuting, obtaining and maintaining such registration of the Company-Owned Intellectual Property, and all assignments (and licenses where required) of such Intellectual Property have been duly recorded with the appropriate government or regulatory authority.

3.12.3. Restrictions on Company-Owned IP. Except as set forth in **Schedule 3.12.3**, all Company-Owned Intellectual Property is valid and subsisting and is wholly and exclusively owned by the Company free and clear of all liens and the Company has the right to use the Company-Owned Intellectual Property without payment to, or right of ownership of, any other third party. There are no facts or circumstances that would render any Company-Owned Intellectual Property invalid or unenforceable. Except as set forth in **Schedule 3.12.3**, the Company is not bound by, and none of the Company-Owned Intellectual Property is subject to, any contract that in any way limits or restricts the ability of the Company to use, exploit, assert or enforce any such Company-Owned Intellectual Property anywhere in the world. The Company has provided to the Investor any opinions of its patent or other Intellectual Property counsel rendered or otherwise provided to the Company and relating to its business. Except as set forth in **Schedule 3.12.3**, there is no Company-Owned Intellectual Property of which the Company is a joint owner or co-owner with another third party.

3.12.4. Created Intellectual Property Properly Transferred to the Company. All Intellectual Property used for the conduct of the business of the Company as presently conducted was created by Prof. Benvenisty, assigned to Yissum and licensed exclusively to the Company. There are no other parties that developed Company-Owned Intellectual Property. No current or former employee or other person has the right to receive any compensation in connection with "Service Inventions" under Section 134 of the Israeli Patent Law-1967 with respect to the Company-Owned Intellectual Property.

3.12.5. Basic Non-Infringement and Sufficiency. To the Company's knowledge (provided that for the purpose of this Section only, "knowledge" shall mean knowledge of the Company's directors as of the First Closing Date after making due inquiries within the Company, but without (for the avoidance of doubt) undertaking any patent searches), the operation of the business of the Company as currently conducted, does not breach, infringe or misappropriate, and has not breached, infringed or misappropriated, the Intellectual Property rights of any third party or violate (i) the Intellectual Property and confidentiality rights of any

third party or (ii) any contract (including terms of use and including any internal rules, policies or procedures of any relevant academic or research institutional or technology transfer office) to which the Company or one or both of the Founders is a party or by which, it, or its Intellectual Property, is bound. The Company has never: (i) received any written notice from any third party directly or indirectly claiming that such operation or exercise of rights infringes, breaches or misappropriates the Intellectual Property rights of any third party, constitutes unfair competition or trade practices under applicable law of any jurisdiction or violates the rights of any third party (nor, to the knowledge of the Company, does there exist any basis therefor), or (ii) received any offer for a license of Intellectual Property, including but not limited to patent rights, implying that the operation of or exercise of rights by the Company infringes, breaches or misappropriates the Intellectual Property rights of a third party.

3.12.6. No Challenges to Company-Owned Intellectual Property. To the knowledge of the Company, no third party is engaging, or has engaged in the past, in any activity that infringes or misappropriates Company-Owned Intellectual Property or violates the rights of the Company. There is no proceeding pending, asserted or threatened by or against any other third party concerning any of the foregoing (nor, to the knowledge of the Company, does there exist any basis therefor). There is and has been no proceeding pending, asserted or, to the Company's knowledge, threatened by or against the Company concerning, contesting or challenging the ownership, validity, registerability, enforceability or use of, or licensed right to use, any Intellectual Property (nor, to the knowledge of the Company, does there exist any basis therefor). No Company-Owned Intellectual Property is subject to any outstanding order or other disposition of any proceeding

3.12.7. No Adverse Consequences of Transaction. Neither this Agreement nor the transactions contemplated hereunder will result in (i) the Company granting to any third party any right to or with respect to any Company-Owned Intellectual Property, (ii) the Company being bound by, or subject to, any non-competition or other material restriction on the operation or scope of its respective businesses, or (iii) the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereunder.

3.12.8. No Institutions. Other than the Hebrew University of Jerusalem and/or Yissum, no government, university, college, other educational institution research center, or nonprofit institution (each an "**Institution**" and collectively the "**Institutions**") provided facilities or funding for the development of any Company Owned Intellectual Property. Other than as set forth in **Schedule 3.12.8**, no Institutions have any rights in or with respect to any developments of any Company-Owned Intellectual Property made by any current or former employee or contractor of Company that relates in any manner to Company-Owned Intellectual Property. Other than as set forth in **Schedule 3.12.8**, no current or former employee or contractor of Company who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property or other rights owned or purported to be owned by Company has performed services for any Institution during a period of time during which such employee or contractor was also performing services for Company.

3.13 **Taxes**.

3.13.1. The Company has not made any elections under applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have an adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets. The Company is not currently liable for any tax (whether income tax, capital gains tax, or otherwise) that became due and was not duly paid.

3.13.2. The Company has not filed or maintained any share incentive or option plan that is intended to qualify under Section 102 of the Israeli Tax Ordinance.

3.13.3. As of the date hereof, the Company has duly made all necessary tax filings required to be made by it in a timely manner.

3.13.4. The Company is registered for the purposes of Israeli value added tax.

3.13.5. The Company has not been granted or applied for Approved Enterprise, Beneficiary Enterprise or Preferred Enterprise Status granted by the Investment Center of the Israeli Ministry of Industry and Trade.

3.13.6. The Company has not received or applied for a tax ruling or "taxation decision" (hachlatat misui) from the Israel Tax Authority.

3.14 **Contracts**. **Schedule 3.14** of the Disclosure Schedule contains a true and complete list of all agreements to which the Company is a party or by which its property is bound. Each of such contracts and agreements is in full force and effect, and neither the Company nor any other party thereto is in breach thereof. True and correct copies of all such contracts have been delivered to the Investor.

3.15 **Litigation**. No action, proceeding or governmental inquiry or investigation is pending or, to the knowledge of the Company, threatened against the Company or any of its officers, directors, or employees (in their capacity as such), or against any of the Company's properties or business, or with regard to the Company-Owned Intellectual Property, before any court, arbitration board or tribunal or administrative or other governmental agency, nor to the Company's knowledge, is there any basis for the foregoing. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

3.16 **No Public Offer**. Neither the Company nor anyone acting on its behalf has offered securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make issuance and sale of the Purchased Shares hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, or the Israeli Securities Law, 1968. None of the shares of the Company's share capital issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such shares of share capital have been offered and sold in compliance with all applicable Israeli securities laws.

3.17 **Interested Party Transactions**. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

3.18 **Employees**. Except as set forth on **Schedule 3.18** of the Disclosure Schedule, as of immediately prior to the First Closing, the Company has not entered into any employment or consulting contract with any officer or employee or any other consultant or person, nor is the Company currently contemplating entering into any such agreement. The Company has complied with all applicable employment laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or consultants. The Company has paid in full to all of its respective employees, wages, salaries,

overtime pay, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof. To the knowledge of the Company, neither the employment by the Company of any of its employees, nor the engagement by it with any of its respective consultants, constitutes or is likely to constitute a breach of any of such persons' obligations to third parties, including non-competition or confidentiality obligations or academic, research or technology transfer offices. The Company has no unsatisfied obligations of any nature to any of its former employees or service providers, and their termination was in compliance with all applicable law and applicable contracts. No current or former employee or service provider of the Company is or was entitled to any benefit or compensation from the Company, which benefit or compensation is not evidenced by written commitment of the Company.

3.19 **Brokers**. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement and the Transaction Documents.

3.20 **Studies**. All studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws.

3.21 **Data Protection**. The Company has (i) complied in all material respects with its published privacy policies, internal privacy policies and guidelines and all applicable laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information, and (ii) taken commercially reasonable measures, including operational, managerial, physical and technical measures, to ensure that personally identifiable information is protected against loss, damage and unauthorized and unlawful access, use, modification or other misuse. There has been no loss, damage or unauthorized or unlawful access, use, modification or other misuse of personally identifiable information collected or processed by the Company. No person (including any governmental authority) has made any claim or commenced any written action with respect to loss, damage or unauthorized access, use, modification or other misuse of any information or data by the Company, or any of its respective employees or contractors and, to the knowledge of the Company, there is no reasonable basis for any such claim or action. The Company has at all times made all disclosures to, and obtained any necessary consents from, users, customers, employees, contractors and other applicable persons required by applicable laws related to data privacy, data protection and data security.

3.22 **Government/NGO Funding**.

3.22.1. No non-governmental ("**NGO**") or government funding (including, without limitation, received from or through the Israel Innovation Authority, formerly known as Israeli Office of the Chief Scientist (the "**OCS**"), any other governmental entity, any multinational, bi-national or international program funding research and development programs or any other programs imposing any restriction of any kind on the Company-Owned Intellectual Property including without limitation restrictions arising out of the Law for the Encouraged of Research and Development in the Industry 5744- 1984) has been received by the Company.

3.22.2. The Company has not applied for grants, incentives, exemptions, qualifications and subsidies from any governmental entity (including the government of the State of Israel or any regulatory, administrative or quasi-governmental authority, agency or

commission, or judicial or arbitral body thereof, and any other country, state or jurisdiction or any regulatory, administrative or quasi-governmental authority, agency or commission, or judicial or arbitral body thereof) including Approved Enterprise Status from the Israeli Investment Center in the Israeli Ministry of Industry, Commerce and Labor, acting under the Israeli Law for Encouragement of Capital Investments, 5719 - 1959 and/or OCS grants.

3.23 **Full Disclosure.** This Agreement (including its Schedules) does not, and the Transaction Documents do not: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. The Company is not aware of any facts pertaining to the Company or its respective business which have had or would reasonably be expected to have a Material Adverse Effect and which have not been disclosed in the Company Disclosure Schedule. "**Material Adverse Effect**" means any event, change, effect, condition or circumstance that, when taken individually or together with any other adverse events, changes or effects, is or is reasonably likely to be materially adverse on a short term or long term basis to the business, assets, liabilities, affairs, operations, prospects, results of operations or condition (financial, legal or otherwise) of the Company.

4. **Representations and Warranties of the Investor**. The Investor hereby represents and warrants, to the Company as follows:

4.1 **Enforceability**. This Agreement and the agreements to be executed by the Investor under this Agreement, when executed and delivered by the Investor, will constitute valid, binding and enforceable obligations of the Investor. The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by such Transaction Documents do not and will not (a) result in any conflict with, or a breach or violation, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the governing documents of the Investor; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Investor is subject; (iii) any material contract or agreement, lease, license or commitment to which the Investor is a party or by which it is bound; (iv) any applicable law; or (b) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, on the part of the Investor, which has not heretofore been obtained or made or will be obtained or made prior to the First Closing.

4.2 **Authorization**. The execution, delivery and performance of the obligations of the Investor hereunder have been duly authorized by all necessary corporate action and will not violate any provision of any instrument, judgment, order, writ, decree or contract to which it is party or by which it is bound, or any provision of law, rule or regulation applicable to the Investor which would prevent the execution by the Investor of this Agreement or the Transaction Documents to which the Investor is a signatory or the performance of its obligations hereunder or thereunder.

4.3 **Organization**. The Investor has been duly organized and is validly existing under the laws of Delaware. The Investor has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby or thereby or which are ancillary hereto or thereto and to consummate the transactions contemplated hereby and thereby.

4.4 **Investment**. The Investor is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters, that it is capable of

evaluating the merits and risks of an investment in companies such as the Company.

4.5 **Disclosure of Information**. The Investor has had an opportunity to discuss the Company's business, operations, properties, prospects, technology, plans, management and the terms and conditions of the purchase of the Company's shares with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit, modify or qualify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon. The Investor acknowledges that any projections provided by the Company to Investor, if applicable, shall not be considered as a representation of the Company under this Agreement.

4.6 **Restricted Securities**. The Investor understands that the Purchased Shares allotted to the Investor hereunder are and will be "restricted securities" (as defined in Rule 144 under the Securities Act) and have not been registered under the Securities Act or any applicable state securities law.

5. **Conditions to First Closing**.

5.1 **Conditions to First Closing of the Investor**. The obligations of the Investor to transfer the First Payment at the First Closing are subject to the fulfillment at or before the First Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investor:

5.1.1. **Representations and Warranties**. The representations and warranties made by the Company in this Agreement shall have been true and correct when made and as if made as of the First Closing.

5.1.2. **Covenants**. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the First Closing shall have been performed or complied with by the Company and the Founders prior to or at the First Closing.

5.1.3. **Consents**. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Purchased Shares, and the Amended Articles shall have been duly adopted and ready to be filed with the Israeli Registrar of Companies in a form consistent with **Schedule 2.1.22.1.2(a)B**.

5.1.4. **Delivery of Documents**. All of the documents to be delivered by the Company pursuant to Section 2.1.2 shall have been executed and delivered to the Investor on or prior to the First Closing.

5.1.5. **Execution of Consultant Agreement, Research Agreement and Second Amendment.** The Consultant Agreement, the Research Agreement and the Second Amendment shall have been executed by the respective parties thereto.

5.1.6. **License Agreements.** The License Agreements have not been terminated nor shall Yissum be entitled to terminate such License Agreements as of the date of the First Closing.

5.2 **Conditions to the First Closing and to Milestone Closings of the Company**. The Company's obligations to sell and issue the First Closing Shares at the First Closing and the Company's shares at the Milestone Closings, as applicable, are subject to the fulfillment at or before the First Closing or the Milestone Closings, as applicable, of the following conditions: (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Investor prior to the First Closing or the Milestone Closings, as applicable,

shall have been performed or complied with by the Investor prior to or at the First Closing, and (b) the representations and warranties made by the Investor in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the First Closing, which conditions may be waived in whole or in part by the Company; and (c) the Investor shall pay to the Company the portion of the Purchase Price for the Purchased Shares issued to the Investor at the First Closing or at such Milestone Closing, as applicable.

5.3 **Conditions to Milestone Closings of the Investor**. The obligation of the Investor to transfer the First Tranche Milestone Amount at the First Tranche Milestone Closing and the Second Tranche Milestone Amount at the Second Tranche Milestone Closing is subject to the receipt at or prior to the respective Milestone Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investor:

5.3.1. **Achievement of the Milestone**. The Company shall have met the applicable Milestone in accordance with the terms of Section 2.4, subject to the terms of Section 2.4.2.

5.3.2. **Representations and Warranties**. The representations and warranties made by the Company in Section 3.12.5 shall have been true and correct when made and as of the First Closing.

5.3.3. **Non-Infringement.** No third party has initiated litigation against the Company in connection with an infringement of such third party's patents.

5.3.4. **License Agreements.** The License Agreements have not been terminated nor is Yissum entitled to terminate such License Agreements as of the date of the applicable Milestone.

5.3.5. **Delivery of Documents**. All of the documents to be delivered by the Company pursuant to Section 2.2.2 or Section 2.3.1, as applicable, shall have been executed and delivered to the Investor on or prior to the respective Milestone Closing.

6. Affirmative Covenants.

6.1 **Use of Proceeds.** The proceeds of the First Payment shall be used by the Company in accordance with the Company's budget and business plan as approved by the Board, as may be amended by the Board from time to time, with the affirmative vote of the Investor.

6.2 **No-Sale.**

6.2.1. None of the Founders or the Investor shall sell or transfer any of its Ordinary Shares in the Company, for a period of two (2) years from the date of the First Closing ("**Initial Restriction Period**").

6.2.2. Following the Initial Restriction Period and until the earlier of the consummation of an IPO or a Deemed Liquidation Event (as such terms are defined in the Shareholders Agreement) (the "**Further Restriction Period**"), each of the Founders and the Investor shall be entitled to sell up to ten per cent (10%) of his/its Company Ordinary Shares per year, but not more than 30% of his/its respective Company Ordinary Shares in the aggregate during the Further Restriction Period.

6.3 **ESOP Reserve.** Following the First Closing, the Company will reserve 6,250 Ordinary Shares, (the "**ESOP Reservation**"), for future grant of options to employees, consultants and directors of the Company, as will be approved by the Board, pursuant to the incentive share option plans, agreements or arrangements approved by the Board (collectively, the "**ESOP**") as a result of which each of the Founders and the Investor shall be diluted in the

same manner and proportionately based on a post-money valuation of the Company arising out of the transactions contemplated hereby. For the avoidance of doubt, prior to the First Closing, there shall be no issuances of Company shares or options.

6.4 **Directors and Officers Insurance**. Within thirty (30) days of the First Closing, the Company shall enter into, and then maintain in full force and effect, a valid directors liability insurance for acts and omissions of each of the Company's directors in the aggregate amount of at least US$ 3,000,000 from a financially sound and reputable insurer.

6.5 **Confidentiality**. The parties undertake not to make public (by way of an announcement or by press release or in any other manner) the identity of the Investor without its prior written consent. The parties shall keep the existence of this Agreement and the terms of the Transaction Documents in strict confidence, and neither party shall disclose or issue any public statement or press release concerning this transaction without the prior written approval of the other party of the substance and form of any such statement or release, except as, and only to the extent required, (a) to exercise any of its rights or fulfill any of its obligations under the Transaction Documents, (b) by the Investor or the Company, to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with making or monitoring their investment in the Company, provided such professionals are obligated to the Investor to keep any such information confidential pursuant to a written agreement or by nature, (c) as may be required under applicable Law; or (d) in the scope of a due diligence process by third parties in connection with a possible investment, merger, acquisition, asset sale or other such transaction.

7. **Indemnification; Limitation of Liability**.

7.1 The representations, warranties, covenants and agreements made in this Agreement shall be true and accurate as of First Closing and shall survive the execution and delivery of this Agreement until the earlier of: (a) immediately prior to the consummation of a Deemed Liquidation Event or an IPO (as such terms are defined in the Shareholders Agreement), or (b) (i) the expiry of the relevant statute of limitation period with respect to Sections 3.1 *(Organization and Standing)*; 3.2 *(Share Capital)*; 3.3 (*Ownership of Shares)*; 3.9 *(No Breach)* (collectively, the "**Fundamental Representations**") and Section 3.13 *(Taxes);* (ii) the fourth anniversary of the First Closing with respect to section 3.12 *(Intellectual Property and Other Intangible Assets)*; and (iii) the second anniversary of the First Closing other than as set forth in sub-clauses (i) and (ii) of this Section 7.1 (each such period, the "**Survival Period**"). After the termination of the Survival Period, the Investor shall not have any claim or right of action against the Company for any breach of warranty or misrepresentation that was not raised during the Survival Period. Such representations and warranties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, provided, however, that no limitation shall apply to breach of any representation or warranty which constitutes fraud by the Company.

7.2 The Company hereby agrees to hold harmless and indemnify the Investor, and its respective partners, executive officers, directors, employees, shareholders, agents and representatives (collectively, referred to as the "**Investor Indemnitees**") against any and all damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses) ("**Damages**"), whether or not arising out of third-party claims, based upon, or arising out of, or resulting from, (i) any breach of any representation or warranty contained in this Agreement, and (ii) any breach of any covenant or agreement contained in this Agreement and (collectively, the "**Indemnifiable Claims**") subject to the limitations in Section 7.3.

7.3 The Company shall not be liable to reimburse, unless and until the aggregate of Damages equal or exceeds US$20,000, in which case indemnification shall be made from the first dollar amount, other than in respect of the Fundamental Representations (with respect to which the Company shall be liable to indemnify and reimburse the Investor from the first dollar). In no event, except for damages resulting from fraud or intentional willful misconduct, shall Investor Indemnitees be entitled hereunder to any amount of Damages or reimbursement that exceeds in the aggregate the amount actually invested in the Company pursuant to this Agreement by the Investor plus reasonable out-of-pocket legal fees and expenses actually incurred.

7.3.1. The Company shall indemnify the Investor Indemnitees for Damages according to its obligations under this Section 7 by either (at the Investor's sole discretion) (i) paying the cash value of the Damages, not to exceed the aggregate Purchase Price received by the Company, or (ii) issuing to the Investor, without any consideration therefor, such number of Company Ordinary Shares as is determined by dividing (i) the amount of Damages (not to exceed the aggregate Purchase Price received by the Company), by (ii) the fair market value of the Company's Ordinary Shares as of the date of indemnification.

8. **Miscellaneous**.

8.1 **Expenses**. Each Party shall pay all costs and expenses that it incurs with respect to the negotiation, due diligence investigation, execution, delivery and performance of the Agreement, *provided* that upon the consummation of the First Closing, the Company shall bear all legal and accounting fees and other expenses (e.g. costs of due diligence) incurred by the Investor concerning the execution and closing of this transaction, in an amount not to exceed US$ 40,000 plus applicable VAT.

8.2 **Further Assurances**. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.3 **Successors and Assigns; Assignment**. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, except that the Investor may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates or Permitted Transferees (as such terms are defined in the Shareholders Agreement) at any time.

8.4 **Entire Agreement; Amendment and Waiver**. This Agreement and the annexes and schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company, the Founders and the Investor.

8.5 **Notices**. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be mailed by registered, electronic mail (together with fax) or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the **Investor**:

Hollywood Media Corp.

2255 Glades Rd # 221A,

Boca Raton, FL 33431

Email: Jloeb@Leaptidecapital.com

Attn: Jan Loeb

a copy of all notices sent herein shall be sent to:

Fischer Behar Chen Well Orion & Co.

3 Daniel Frisch St.

Tel Aviv, Israel 64731

Fax: + 972-3-6944157

Email: rlehmann@fbclawyers.com

Attn: Ron Lehmann, Adv.

if to the **Company**:

Attn: Ayelet Dilion Mashiah

a copy of all notices sent herein shall be sent to:

Meitar Liquornik Geva Leshem Tal – Law Offices

16 Abba Hillel Silver Road

Ramat Gan 52506, Israel

Fax: +972-3-6103767

Email: raanan@meitar.com

Attn: Raanan Lerner, Adv.

if to the **Prof. Benvenisty**:

Professor Nissim Benvenisty

The Azrieli Center for Stem Cells and Genetic Research

Department of Genetics

The Alexander Silberman Institute of Life Sciences

The Hebrew University of Jerusalem Edmond J. Safra Campus, Givat Ram, Jerusalem 91904, Israel

Fax: +972-2-6584972
Email: nissimb@mail.huji.ac.il

if to **Yissum**:

Yissum Research Development Company of the Hebrew University of Jerusalem Ltd.

P.O. Box 39135, Jerusalem , Israel
Fax: +972-2-6586689
Email: bob.trachtenberg@yissum.co.il
Attn: Bob Trachtenmberg

or such other address with respect to a party as such party shall notify all other parties in writing as above provided. Any notice sent in accordance with this Section 8.5 shall be effective upon its actually receipt by the recipient, or (i) if mailed, seven (7) days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via electronic mail or facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (*provided, however*, that any notice of change of address shall only be valid upon receipt).

8.6 **Delays or Omissions**. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Unless specifically set out herein to the contrary, all remedies, either under this Agreement or by law or otherwise afforded to any of the parties hereto, shall be cumulative and not alternative.

8.7 **Severability**. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; *provided, however*, that in such event, this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.8 **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission (including in PDF format) or by facsimile shall be sufficient to immediately bind the parties to the terms and conditions of this Agreement.

8.9 **Titles and Subtitles**. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.10 **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel excluding that body of law pertaining to conflict of law. The parties hereto agree to submit to the jurisdiction of the courts of Tel-Aviv-Jaffa with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Share Purchase Agreement as of the date first hereinabove set forth.

NEWSTEM LTD.

NewStem Ltd.

By: /s/

Title: CEO

Ayelet Dilion Mashiah

HOLLYWOOD MEDIA CORP.

By: ______________________________

Harry Hoffman, as
Authorized Representative as a
Member of the Special Committee
of the Board of Directors

By: ______________________________

Robert Epstein, as
Authorized Representative as a
Member of the Special Committee
of the Board of Directors

Yissum Research Development Company of the Hebrew University of Jerusalem Ltd.

By: Dr. Yaron Daniely

Title: CEO of Yissum

Ariela Markel, M.Sc., MBA
VP Licensing Biotechnology

Nissim Benvenisty
____

Prof. Nissim Benvenisty

IN WITNESS WHEREOF, the parties have signed this Share Purchase Agreement as of the date first hereinabove set forth.

NEWSTEM LTD.

By:

Title:

HOLLYWOOD MEDIA CORP.

By: ______________________

Harry Hoffman, as
Authorized Representative as a
Member of the Special Committee
of the Board of Directors

By: ______________________

Robert Epstein, as
Authorized Representative as a
Member of the Special Committee
of the Board of Directors

Yissum Research Development Company of the Hebrew University of Jerusalem Ltd.

By:

Title:

____

Prof. Nissim Benvenisty

Annex A

First Tranche Milestone: set up and analysis of resistance to 5 chemotherapies that are the standard of care.

Second Tranche Milestone: establishment of a detailed regulatory strategy for the first market and analysis of resistance to 2 additional chemotherapies that are the standard of care.